As filed with the Securities and Exchange Commission on September 4, 2002
                                                      Registration No. 333-51768
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                              INFINITE GROUP, INC.
                  (Exact name of Registrant as specified in its
                                    charter)

    Delaware                        3690                     52-1490422
(State or other        (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of         Classification Code Number)      Identification No.)
incorporation
or organization)

                          ----------------------------

                                 2364 Post Road
                                Warwick, RI 02886
                                 (401) 738-5777
               (Address, including zip code, and telephone number,
             including area code, of Registrant's executive offices)

                          ----------------------------

                         Clifford G. Brockmyre, II, CEO
                                 2364 Post Road
                                Warwick, RI 02886
                                 (401) 738-5777
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:
                              Kenneth S. Rose, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                            New York, New York 10022
                                 (212) 838-5030

                           --------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

    If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item
(11)(a)(1) of this Form, check the following box.  |X|

    If the registrant elects to deliver its latest quarterly report to security holders, or a complete and legible facsimile thereof, pursuant to Item
(11)(a)(2)(ii) of this Form, check the following box.  |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   |_|

                             -----------------------

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   Removal of Unsold Shares From Registration

      The registration statement covered the resale of shares of our common stock issuable under an equity line of credit agreement we entered into in November 2000. In August 2002, we terminated the equity line of credit agreement. Accordingly, we are hereby withdrawing from registration 3,278,263 unsold shares which were covered by the registration statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island and Providence Plantations on this 4th day of September 2002.

                                       INFINITE GROUP INC.


                                       By: /s/ Clifford G. Brockmyre, II
                                           -------------------------------------
                                           Clifford G. Brockmyre II,
                                           President, Chief Executive Officer
                                           And Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-51768 has been signed by the following persons in the capacities indicated on September 4, 2002.

             Signature                                     Title
---------------------------------           ------------------------------------

    /s/ Clifford G. Brockmyre II            President, Chief Executive Officer
---------------------------------           and Chairman of the Board
    Clifford G. Brockmyre II                (Principal Executive Officer)

    Bruce J. Garreau*                       Chief Financial Officer
---------------------------------           (Principal Financial and Accounting
    Bruce J. Garreau                        Officer)

    Brian Q. Corridan*                      Director
---------------------------------
    Brian Q. Corridan

    Michael S. Smith*                       Director
---------------------------------
    Michael S. Smith

*By: /s/ Clifford G. Brockmyre II
    -----------------------------
       Clifford G. Brockmyre II
       Attorney-in-fact